SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2004

ViroPharma Incorporated

(Exact name of issuer as specified in charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

405 EAGLEVIEW BOULEVARD

EXTON, PENNSYLVANIA 19341

(Address of principal executive offices)

(610) 458-7300

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

Under the rules of the Nasdaq National Market, we are required to maintain, among other things, either stockholders’ equity of at least $10 million or market value of listed securities of at least $50 million. As of March 31, 2004, we had negative stockholders’ equity and as of May 24, 2004 our market value of listed securities had dropped to approximately $47.05 million.

We recently have been notified by the Nasdaq Stock Market of this deficiency and the need to regain compliance. We have until June 23, 2004 to regain compliance by maintaining a market value of listed securities of $50 million for a minimum of ten consecutive business days. Based upon 26,583,720 shares outstanding on April 30, 2004, our stock price would have to exceed $1.88 for a minimum of ten consecutive days.

If we do not regain compliance with the Nasdaq National Market continued listing requirements we may appeal to a Listing Qualification Panel or transfer to the Nasdaq SmallCap Market. The Company’s securities would remain listed during the pendency of our appeal to the Listing Qualifications Panel or review of a listing application for the Nasdaq SmallCap Market. We cannot estimate with certainty how long this process would take or the eventual outcome.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ViroPharma Incorporated

Date: May 26, 2004	By:	/s/ THOMAS F. DOYLE
Thomas F. Doyle
Vice President, General Counsel and Secretary

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